UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011 (December 20, 2011)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 461-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Redemption of Student Lending Securitization

On December 20, 2011, CIT redeemed at par the remaining balance of $500 million of Education Funding Capital Trust-II, a student lending securitization, pursuant to a notice dated December 7, 2011 delivered to The Bank of New York Mellon Trust Company, N.A. Most of the student loans underlying this securitization were refinanced by CIT through an existing secured borrowing facility. This redemption will increase fourth quarter 2011 interest expense by approximately $90 million for the acceleration of Fresh Start Accounting (“FSA”) discount.

A copy of the Notice to The Bank of New York Mellon Trust Company, N.A. is attached as Exhibit 99.1.

Redemption of Series A Notes

On December 22, 2011, CIT Group Inc. (“CIT”) delivered to Deutsche Bank Trust Company Americas (“Deutsche Bank”), as trustee, a notice of CIT’s intention to redeem at par on January 23, 2012 $2.0 billion of CIT’s 7% Series A Second Lien Notes (“Series A Notes”) maturing in 2015 and 2016. The Series A Notes were issued on December 10, 2009 in connection with CIT Group Inc.’s reorganization. This redemption is expected to increase first quarter 2012 interest expense by approximately $130 million for the acceleration of FSA discount.

The redemption will be treated as a pro-rata pass-through distribution of principal. In addition, accrued and unpaid interest will be paid for the period beginning November 10, 2011 to but excluding January 23, 2012.

The aggregate principal amount of 2015 Series A Notes to be redeemed is approximately $1.6 billion. Following this redemption, all of the 2015 Series A Notes will have been repaid in full. The aggregate principal amount of 2016 Series A Notes to be redeemed is approximately $400 million. Following this redemption, approximately $1.5 billion principal amount of the Notes maturing in 2016 and approximately $2.9 billion principal amount of the Series A Notes maturing in 2017 will remain outstanding.

A copy of the Notice to Deutsche Bank is attached as Exhibit 99.3. A copy of the press release announcing the redemption is attached as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice by Education Funding Capital Trust-II to The Bank of New York Mellon Trust Company, N.A. dated December 7, 2011 announcing its intent to redeem $500 million of Education Funding Capital Trust-II on December 20, 2011.
99.2	Press release issued by CIT Group Inc. on December 22, 2011 reporting its redemption of certain Series A Notes maturing in 2015 and 2016 and its redemption of the remaining balance of Education Funding Capital Trust-II.
99.3	Notice by CIT Group Inc. to Deutsche Bank Trust Company Americas dated December 22, 2011 announcing its intent to redeem $2.0 billion of Series A Notes on January 23, 2012.

Forward-Looking Statement

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)
Date: December 22, 2011	By:	/s/ Scott T. Parker
		Name:	Scott T. Parker
		Title:	Executive Vice President and Chief Financial Officer